Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Vanguard Admiral Funds

Vanguard Bond Index Funds

Vanguard California Tax-Free Funds

Vanguard Charlotte Funds

Vanguard Chester Funds

Vanguard CMT Funds

Vanguard Explorer Fund

Vanguard Fenway Funds

Vanguard Fixed Income Securities Funds

Vanguard Horizon Funds

Vanguard Index Funds

Vanguard Institutional Index Funds

Vanguard International Equity Index Funds

Vanguard Malvern Funds

Vanguard Massachusetts Tax-Exempt Funds

Vanguard Money Market Reserves

Vanguard Montgomery Funds

Vanguard Municipal Bond Funds

Vanguard New Jersey Tax-Free Funds

Vanguard New York Tax-Free Funds

Vanguard Ohio Tax-Free Funds

Vanguard Pennsylvania Tax-Free Funds

Vanguard Quantitative Funds

Vanguard Scottsdale Funds

Vanguard Specialized Funds

Vanguard STAR Funds

Vanguard Tax-Managed Funds

Vanguard Trustees’ Equity Fund

Vanguard Valley Forge Funds

Vanguard Variable Insurance Funds

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds

Vanguard Windsor Funds

Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount previously paid:

(2)Form, schedule or registration statement no.:

(3)Filing Party:

(4)Date filed:

P.O. Box 982901

El Paso, TX 79998-2901

Don’t miss out: Vote your shares for the Vanguard funds’ proxy by February 26, 2025

Dear Vanguard Client,

We recently sent an email to the trustee named first on your Vanguard account for which you’re also a trustee. The email explained that shareholders who owned shares of Vanguard funds on the record date of November 26, 2024, are entitled to vote on an important proposal presented in the funds’ proxy statement.

Only one ballot can be cast per account. We encourage all trustees on an account to discuss how they wish to vote on the proposal. Voting concludes on February 26, 2025, at the virtual Joint Special Meeting of Shareholders.

Please be sure to cast a vote even if a portion of the shares in your account have been sold since November 26, 2024. Your vote is important.

If you have any questions about the proxy, please call Computershare Fund Services at 866-643-5201.

Thank you in advance for voting.

Connect with Vanguard® > vanguard.com

Legal notices

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest.

© 2024 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor of the Vanguard Funds.	TRPRLTR 112024

Vanguard FAS webpage content

About the Vanguard funds’ proxy

After the record date of November 26, 2024, shareholders of each U.S.-domiciled Vanguard fund are being asked to elect trustees. Trustees oversee the funds to make sure they are being managed in the best interests of the shareholders.

On February 26, 2025, the funds will host a virtual Joint Special Meeting of Shareholders. Shareholders have a right to vote on certain matters concerning the funds they own—in this case, to address the composition of the Boards of Trustees.

Visit our online proxy resource center or call Computershare toll-free at 866-643-5201 for all proxy information.

IIG PUSH EMAIL

Audience: IIG Plan Sponsors

Subject: Vanguard funds’ proxy voting announced

The Vanguard funds hold shareholder meetings periodically when certain matters arise that require shareholder approval. Vanguard’s U.S.-domiciled funds announced an important proxy voting campaign on November 22, 2024.

A proxy is the legal authority or means to permit shareholders’ votes to be registered without their presence at a shareholder meeting.

Starting on November 27, 2024, shareholders of each Vanguard funds are being asked to elect trustees for the Vanguard funds. Trustees oversee the funds to make sure they effectively serve the interests of shareholders.

How to vote

As a plan sponsor, you and your participants may participate in the proxy voting process through two possible paths depending on your plan agreement.

If your plan agreement entrusts proxy voting authority to the plan sponsor, you will have your proxy materials sent by mail after the record date of November 26, 2024, and you can vote as soon as you receive them. Plan sponsors can vote by mail, by phone, or online.

If your plan agreement entrusts proxy voting authority directly to the participants, Vanguard will send them proxy materials via mail or email after the record date of November 26, 2024. Participants can vote by mail, by phone, or online.

Voting concludes at the virtual Joint Special Meeting of Shareholder on February 26, 2025.

Learn more

Visit our online proxy resource center or call Computershare Fund Services toll-free at 866-643-5201 for all proxy information.

------------------------------------------------------------------------------------------------------------------------------

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Whenever you invest, there’s a chance you could lose the money.

For institutional use only. Not for distribution to retail investors.

© 2024 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor.

Privacy statement: http://www.vanguard.com/instlprivacystmt

100 Vanguard Boulevard | Malvern, PA 19355 | institutional.vanguard.com

Vanguard (34206)	Inbound TFN: 866-643-5201

Vanguard Funds

Meeting Date:	Wednesday, February 26, 2025 @ 8 AM (Eastern)	Transfer Information (only provide if shareholder has account questions for VG):
Vanguard Brokerage &
Virtual Meeting Place:	www.meetnow.global/MW4PNCM	Mutual Fund Clients:	877-662-7447
Record Date:	November 26, 2024	For Institutional
Mail Date:		Participants Only:	800-523-1188
	On or about November 27, 2024		(Look for “Inst” below Registration)
Materials Online:	proxy-direct.com/vanguard/materials
Solicitor Info:	Our name and number are listed in the Proxy Statement

Briefly

At this Joint Special Meeting you are being asked to elect Trustees. The Boards of Trustees recommends a vote “FOR”.

Would you like to vote along with the recommendations?

PROPOSAL 1: Elect Trustees

Reference: Proposal Information begins on Page 2 of the Proxy Statement

Q1. On what am I being asked to vote?

You are being asked to elect trustees for the Vanguard funds.

Q2. Who are the nominees?

Agent Note: For additional information on each nominee, see Q8 here.

NAME	YEAR BORN	BEGAN SERVING

Sarah Bloom Raskin	1961	2018
Tara Bunch	1962	2021
Mark Loughridge	1953	2012
Scott C. Malpass	1962	2012
John Murphy	1962	Nominee
Lubos Pastor	1974	2024

Rebecca Patterson	1968	Nominee
André F. Perold	1952	2004

Salim Ramji	1970	Nominee
Grant Reid	1959	2023

David Thomas	1956	2021
Barbara Venneman	1964	Nominee

Peter F. Volanakis	1955	2009

Q3. How long will each trustee serve?

If elected, each trustee will serve until he or she resigns, retires, typically by age 75, or is removed from the Board pursuant to the funds’ governing documents.

Q4. What are the Board’s responsibilities?

The primary responsibility of the Board of each fund is to oversee the management of the fund for the benefit of its shareholders. Each fund’s Board has a supermajority of independent trustees who are not “interested persons” of the fund. Mr. Ramji would be the only interested trustee on the funds’ Boards. The independent trustees bring a broad range of relevant backgrounds, experiences, and skills to the Boards, particularly in matters critical to the funds and their shareholders. In exercising their oversight responsibilities, the funds’ trustees focus on matters they determine to be important to fund shareholders, which includes the management, performance, and risk management of the funds, as well as the approval of arrangements with material service providers.

Q5. How are nominees for trustee selected?

The independent trustees that serve on the Nominating Committee nominate candidates for election to the Board of each fund. The Boards approve the slate of nominees that is recommended by the Nominating Committee for election by shareholders. The committee considers shareholder recommendations for trustee nominees, which can be sent to Mr. Loughridge, independent chair of the committee. All candidates recommended to the committee are evaluated in the same manner regardless of how the candidates are recommended.

Q6. Why are the funds’ shareholders being asked to elect trustees?

Electing the trustees enables the funds to avoid costly proxy solicitations and shareholder meetings for each new trustee appointment. Federal law permits fund boards to appoint new trustees as needed, provided at least two-thirds of the board members are elected by shareholders.

Q7. What happens if the nominees are not elected by shareholders?

If shareholders fail to elect one or more of the nominees, then the Boards will take such further action as deemed to be in the best interests of the funds’ shareholders.

Q8. Can you tell me more about the nominees?

Sarah Bloom Raskin

Born 1961

Ms. Raskin brings extensive experience in government, at both the federal and state levels, and academia to the Vanguard funds’ Boards. She has served as deputy secretary of the U.S. Department of the Treasury (2014–17), governor of the Federal Reserve Board (2010–14), and commissioner of financial regulation for the State of Maryland (2007– 10). She is currently the Colin W. Brown Distinguished Professor of the Practice at Duke Law School and a senior fellow at the Duke Center on Risk. She was also a Rubenstein fellow at Duke University (2017–20) and distinguished fellow at Duke Law’s Global Financial Markets Center (2020–22). Ms. Raskin is a partner of Kaya Partners (climate policy advisory services). Ms. Raskin joined the Vanguard funds’ Boards in 2018 and serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from her experiences and expertise in financial markets, financial regulation, law, and risk oversight.

Tara Bunch

Born 1962

Ms. Bunch brings many years of executive leadership focused on client experience, including experience leading technological change and overseeing complex global digital platforms, to the Vanguard funds’ Boards. She is head of global operations at Airbnb, Inc., where she oversees community support, trust and safety, and payments for hosts and guests in 220 countries and regions, and a member of the boards of the University of California’s Berkeley School of Engineering and Santa Clara University’s School of Business. She is the former vice president of AppleCare at Apple Inc. (2012–20). Ms. Bunch joined the Vanguard funds’ Boards in 2021 and serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from her extensive experience and expertise in technology and global operations.

Mark Loughridge

Born 1953

Mr. Loughridge brings decades of global senior executive leadership experience in areas such as finance, technology, and risk management to the Vanguard funds’ Boards. He is the former senior vice president and chief financial officer (retired 2013) of IBM (information technology services). He also served as a fiduciary member of IBM’s Retirement Plan Committee (2004–13). Other previous positions held by Mr. Loughridge at IBM include senior vice president and general manager of Global Financing (2002–04) and vice president and controller (1998–2002). Mr. Loughridge joined the Vanguard funds’ Boards in 2012 and he serves as the independent chair of the Vanguard Board of Directors. His extensive experience and many years of service to the Vanguard funds resulted in his appointment as independent chair of the Vanguard funds’ Boards by his fellow trustees. The Vanguard funds’ Boards will continue to benefit from his expertise in executive leadership, finance, and risk management.

Scott C. Malpass

Born 1962

Mr. Malpass brings significant expertise in investment and asset management to the Vanguard funds’ Boards. He is the co-founder and a managing partner at Grafton Street Partners (investment advisory firm). He serves as chair of the board of Catholic Investment Services, Inc. (investment advisor), a member of the board of superintendence of the Institute for the Works of Religion in Vatican City, and director of Paxos Trust Company (finance). He was also chief investment officer (1989– 2020) and vice president (1996–2020) of the University of Notre Dame. Mr. Malpass joined the Vanguard funds’ Boards in 2012 and serves on the Vanguard Board of Directors. The Vanguard funds Boards will continue to benefit from his more than three decades of experience leading a large university endowment and extensive knowledge of Vanguard funds.

John Murphy

Born 1962

Mr. Murphy brings decades of experience in business, financial, and operational leadership to the Vanguard funds’ Boards, including oversight of global finance and business operations outside of the United States. He is president and chief financial officer of The Coca-Cola Company. Since joining the company in 1988, Mr. Murphy has held a variety of management, finance, and strategic planning roles across the globe. He is also a member of the boards of Mexico-based Coca-Cola FEMSA, The Coca-Cola Foundation, and Engage, a collaborative innovation and corporate venture platform that supports startups, as well as a member of the board of trustees of the Woodruff Arts Center. Mr. Murphy joined the Vanguard Board of Directors in 2024. The Vanguard funds’ Boards will benefit from his deep finance and accounting expertise and experience with board-level financial reporting.

Lubos Pastor

Born 1974

Mr. Pastor is a leading scholar who brings deep expertise in financial markets, investment management, and indexing to the Vanguard funds’ Boards. He is the Charles P. McQuaid Distinguished Service Professor of Finance at the University of Chicago Booth School of Business. He also serves as vice president of the European Finance Association, a research associate at the National Bureau of Economic Research, and a research fellow at the Centre for Economic Policy and Research. He is a member of the board of the Fama-Miller Center for Research in Finance and a member of the Center for Research in Security Prices (CRSP) Index Advisory Council and Advisory Board. He also serves as managing director of Andersen (professional services) and a member of the Advisory Board of the Andersen Institute for Finance and Economics. Mr. Pastor joined the Vanguard funds’ Boards in 2024 and serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from his unique, multi-disciplinary perspective and expertise in financial markets and investment management.

Rebecca Patterson

Born 1968

Ms. Patterson is a globally recognized investor and macroeconomic researcher who brings more than 25 years of experience studying how politics and policy intersect with economic trends to drive financial markets to the Vanguard funds’ Boards. Most recently, she served as chief investment strategist at Bridgewater Associates LP, where she helped shape the firm’s agenda for researching and building systematic strategies across various geographies and asset classes. Previously, Ms. Patterson served as chief investment officer at Bessemer Trust. She is a member of the Council on Foreign Relations and the Economic Club of New York, has served on the New York Federal Reserve’s Investor Advisory and Foreign Exchange committees, and chairs the Council for Economic Education, which focuses on K–12 financial literacy. The Vanguard funds’ Boards will benefit from her expertise in investment strategy, particularly in managing large global portfolios, and her knowledge regarding the interrelatedness of politics, public policy, and economics.

André F. Perold

Born 1952

Mr. Perold brings substantial investment experience to the Vanguard funds’ Boards from both academia and the private sector. He is the chief investment officer and a partner of HighVista Strategies LLC (private investment firm). He is also an emeritus George Gund Professor of Finance and Banking at

Harvard Business School. In addition, he serves as a member of the board of RIT Capital Partners (investment firm). Mr. Perold joined the Vanguard funds’ Boards in 2004 and serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from his considerable financial expertise, knowledge of the Vanguard funds, and extensive service on the Vanguard funds’ Boards.

Salim Ramji

Born 1970

Mr. Ramji is chief executive officer of Vanguard, a member of Vanguard’s Board of Directors, and chief executive officer and president of the funds. Mr. Ramji brings more than 25 years of financial services experience and leadership in the world of index investing to the Vanguard funds’ Boards. Prior to joining Vanguard in July 2024, he served in a variety of leadership roles over the past 25 years spanning investments, capital markets, and wealth management. Most recently, he was the global head of iShares and index investments at BlackRock and a member of the global executive committee. Previously, he was a senior partner at McKinsey & Company, where he led the asset and wealth management practice areas. Mr. Ramji started his career as a lawyer with Clifford Chance in London and Hong Kong. He is a trustee of Graham Windham, a New York-based child-welfare organization, and serves on the international leadership council for the University of Toronto. The Vanguard funds’ Boards will benefit from his strong alignment to Vanguard’s mission, global perspective, and deep expertise in investments, capital markets, and wealth management.

Grant Reid

Born 1959

Mr. Reid brings decades of expertise in effective business transformation, growth strategy, and technology-driven innovation in consumer goods and hospitality to the Vanguard funds’ Boards. He serves as senior operating partner of CVC Capital (alternate investment manager), a member of the board of the Sustainable Markets Initiative (environmental services) and chair of its Agribusiness Task Force, and a member of the board of Marriott International, Inc. He is the former chief executive officer and president (2014–22) and a former member of the board of directors (2015–22) of Mars, Incorporated (multinational manufacturer). Mr. Reid joined the Vanguard funds’ Boards in 2023 and serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from his extensive experience and expertise in business strategy and operations.

David Thomas

Born 1956

Dr. Thomas brings extensive experience in organizational and academic leadership, operations management, and talent development to the Vanguard funds’ Boards. He is the president of Morehouse College and has more than 30 years of higher education leadership experience. He is an emeritus professor of business administration at Harvard University and former dean and professor of management at Georgetown University’s McDonough School of Business. Dr. Thomas also serves as a director of DTE Energy Company and trustee of Common Fund. His research and published works on managing diversity in the workplace are nationally renowned and he has worked as a consultant for Fortune 500 companies, as well as major governmental and nonprofit organizations, for more than three decades on issues relating to organizational change and diversity and inclusion. Dr. Thomas joined the Vanguard funds’ Boards in 2021 and he serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from his extensive experience and expertise in organizational leadership and management.

Barbara Venneman

Born 1964

Ms. Venneman brings experience working across industries and geographies, advising on digital disruption, where the market is going, high-impact innovations, and ways to implement complex change management, to the Vanguard funds’ Boards. Ms. Venneman retired from Deloitte Consulting LLP in 2024, where she served as the global head of Deloitte Digital and as a member of the Deloitte Global Consulting Executive Committee. She worked with big tech and emerging tech companies to accelerate market innovation and adoption using leading technologies such as digital, artificial intelligence

(AI)/generative AI, cloud, and cybersecurity. She serves on the nonprofit board of Reality Changers, which prepares students to become first-generation college graduates. The Vanguard funds’ Boards will benefit from her extensive experience and expertise in executive leadership, guiding large global companies through complex business transformations, and enterprise and digital technology.

Peter F. Volanakis

Born 1955

Mr. Volanakis brings expertise in technology, innovation, and global operations across various industries to the Vanguard funds’ Boards. He is the former president and chief operating officer (retired 2010) of Corning Incorporated (communications equipment) and director of Corning Incorporated (2000–10) and Dow Corning (2001–10). He also served as director (2012) of SPX Corporation (multi-industry manufacturing), director (2018–20) of Hypertherm Corporation (industrial manufacturing), and director (2011–14) of Avantor AS (life sciences). He was also an overseer of the Amos Tuck School of Business Administration at Dartmouth College (2001–13) and chairman of the board of trustees of Colby-Sawyer College (2013-22). He is a member of the BMW Group Mobility Council. Mr. Volanakis joined the Vanguard funds’ Boards in 2009 and he serves on the Vanguard Board of Directors. The Vanguard funds’ Boards will continue to benefit from his extensive experience and expertise in executive and board leadership.

The Board recommends a vote “FOR” the Nominees.

Computershare
Work Requests
Top Shareholders
Reports
Issue Summary

CERTAINTY | INGENUITY | ADVANTAGE

Computershare

Vanguard

Call Center Overview

December 2, 2024

Inbound Call Center Recorded Messaging

During business hours, all lines open with

“Thank you for calling Computershare Fund Services regarding the Vanguard Shareholder Meeting. Your call will be recorded and monitored for quality and training purposes. Please hold and the next available agent will assist you.”

After Hours, all lines will open with

“Thank you for calling Computershare Fund Services regarding the Vanguard Shareholder Meeting. Our center is currently closed. Please call us back 1-866-643- 5201 during normal business hours, Monday through Friday, 9am to 5pm eastern standard time.”

Holidays: “Thank you for calling Computershare Fund Services regarding the Vanguard Shareholder Meeting. In observance of the holiday, our center is closed today. Please call us back at 1-866-643-5201 during normal business hours, Monday through Friday, 9am to 5pm eastern standard time.”

During high wait times (avg. queue wait 3 mins)

“If you would like us to save your place in queue and receive a callback when an agent becomes available, please press 1 now.” This would re-play on a regular basis while the caller is on hold. Music will play in between prompts.

After pressing 1, callers will be prompted to confirm that we have the correct number for the callback. Callers can input a different number, if needed. Then, they will remain in queue and will be called back when it gets to their turn.

Transfers from Vanguard’s IVR ONLY

“Thank you for calling Computershare Fund Services regarding the Vanguard Shareholder Meeting. This line is only able to assist with questions regarding the upcoming Vanguard shareholder meeting and to assist with voting. If you are calling to speak to a Vanguard representative to help service your account, please press one to be directed back to Vanguard. If you are calling regarding the shareholder meeting, please stay on this line.”

If the caller stays on the line, they will hear: “Your call will be recorded and monitored for quality and training purposes. Please hold and the next available agent will assist you.”

Call Center Overview | Confidential and Proprietary

Inbound Call Center Live Agent Scripting

Greeting

Thank you for calling regarding the Vanguard Shareholder Meeting, this is <First name, last name>.

May I have your name and your zip code?

Use additional search techniques (address, business name, etc) as needed to find the shareholder, escalate to support if not found.

After searching and pulling up a shareholder record

Could you provide me with the mailing address on the registration for this investment?

•Agent note: If the shareholder provides a different address than what is in Proxy 01, say: We are seeing something different. We will need the address on file with Vanguard as of the Record Date, November 26 in order to confirm your record.

This is regarding the investment in the < Vanguard Fund > correct?

•Business Records and Third Parties only: Are you authorized to vote on behalf of < Business Name/Shareholder Name >? What is your name and < position with the company / relationship to the shareholder >?

Do you have any questions regarding the proposals or are you ready to vote today?

•If Questions: review materials with the shareholder.

•If No Questions or After Questions: How would you like to vote today?

VOTE DIRECTION

If additional records for same shareholder

I see you have additional investments with < Vanguard Funds >. Would you like to vote the same way on those investments?

Vote confirmation

I am recording your vote < For / to Withhold Authority / detail each trustee if mixed > on your Vanguard Fund investments and will send you a printed confirmation < for each > to < street address >.

For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? < Note: if the SH declines, we can accept the vote with the correct city or zip>

If Households for additional shareholders

Thank you. I see that < Other SH Name > holds this investment as well. Are they also interested in voting at this time?

Close the call

Thank you for your time and your vote. Have a good day/evening!

Shareholder

expresses

readiness to vote

NOT READY TO VOTE

Are there any questions I can help you with?

Use Appropriate responses/resources to answer question(s) If Asked: What am I voting on? (Open Briefly)

After answering questions, ask if the client is ready to vote

NO

Close the call

Thank you for your time. Have a good day/evening!

Call Center Overview | Confidential and Proprietary